UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2014

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 15, 2014.  The stockholders considered two proposals which are included in its proxy statement on Form DEF 14A filed with the Securities and Exchange Commission on April 25, 2014.  The proposals voted upon and the results of the vote were the following:

Proposal 1:  To elect nine directors to our Board of Directors to serve until our 2015 Annual Meeting of Stockholders

NAME	FOR	WITHHOLD
James J. Cotter, Sr.	1,104,040	138,011
James J. Cotter, Jr.	1,104,032	138,019
Ellen M. Cotter	1,104,041	138,010
Margaret Cotter	1,104,840	137,211
Guy W. Adams	1,141,688	100,363
William D. Gould	1,104,849	137,202
Edward L. Kane	1,138,191	103,860
Douglas McEachern	1,141,688	100,363
Tim Storey	1,236,700	5,351

Proposal 2:  To approve a non-binding advisory vote on executive compensation

FOR	AGAINST	WITHHOLD
1,025,934	144,740	71,377

Item 8.01. Other Events.

Slide Presentation

On May 15, 2014, Reading International, Inc. showed a slide presentation at its Annual Meeting, a copy of which is attached here as Exhibit 99.1.  The same presentation was made available on the Investor Information page of our website, www.readingrdi.com, on May 16, 2014.

Stock Buy-Back Program

Reading International, Inc.  announced today that the company's board of directors has authorized management, at its discretion, to spend from time to time up to an aggregate of $10,000,000 to acquire shares of Reading’s Common Stock, a copy of which is attached here as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

99.1Slide presentation at the annual meeting of stockholders

99.2Press release issued by Reading International, Inc. pertaining to its stock buy-back program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6
READING INTERNATIONAL, INC.

Date: May 16, 2014	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer